RELEASE IMMEDIATELY

Contact: Frank Cinatl (888) ABATIX-X (222-8499) fcinatl@abatix.com

ABATIX CORP. ANNOUNCES DISMISSAL FROM PATENT LITIGATION

DALLAS, TEXAS, JULY 21, 2004 ... ABATIX CORP. (NASDAQ ABIX) today announced that Flame Control International, Inc. and Metro Fire & Rescue, Inc. d/b/a PyroCool Technologies, Inc. dismissed the Company from the patent infringement and trademark suit that was filed on April 23, 2004. As part of the settlement, each party agreed to bear its own costs and expenses with the specific terms of the settlement remaining confidential. Other than the legal fees, there is no impact on the Company’s financial statements as a result of this settlement.

ABATIX CORP. is a full line supplier to the construction tool, industrial safety, hazardous materials, and environmental industries. The Company currently has seven distribution centers in Dallas and Houston, Texas, in San Francisco and Los Angeles, California, in Phoenix, Arizona, in Seattle, Washington and in Las Vegas, Nevada. These distribution centers serve customers throughout the Southwest, Midwest, Pacific Coast, Alaska and Hawaii.

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